EXHIBIT 4.13


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                   AGREEMENT ON SECURITY ASSIGNMENT OF RIGHTS
                            DATED 23RD DECEMBER, 2002


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THIS AGREEMENT ON SECURITY ASSIGNMENT OF RIGHTS (hereinafter referred to as the
"AGREEMENT") was entered into on 23rd December, 2002 in Warsaw, between:

(1) NETIA HOLDINGS S.A., a joint stock company incorporated under the laws of Poland, with registered office in Warsaw, at ul. Poleczki 13, Poland entered in the register of entrepreneurs kept by the District Court in Warsaw, XX Commercial Division of National Court Register, under number KRS 0000041649 ("NETIA HOLDINGS");

(2) DEUTSCHE BANK POLSKA S.A., a joint stock company incorporated under the laws of Poland, with registered office in Warsaw, at Al. Armii Ludowej 26, Poland entered in the register of entrepreneurs kept by the District Court in Warsaw, XIX Commercial Division of National Court Register, under number KRS 0000020832 ("DEUTSCHE BANK");

(3) THE BANK OF NEW YORK, LONDON BRANCH, incorporated under the laws of the State of New York, at its offices at One Canada Square, London E14 5AL, registered in England & Wales with BR No. 000818 (the "TRUSTEE");


hereinafter collectively also referred to as the "PARTIES" or individually as the "PARTY".


PREAMBLE

WHEREAS:

Netia Holdings BV, with its registered office at Amsteldijk 166-6, 1079LH Amsterdam, the Netherlands, ("BV I"), will issue under the composition proceedings in the Netherlands EUR50,000,000 (fifty million) Notes due in 2008 ("NEW NOTES").

Pursuant and subject to the Indenture executed on or about the date of this Agreement (hereinafter the "INDENTURE") made by and between Netia Holdings, Netia South Sp. z o.o. with its registered office in Warsaw, ul. Poleczki 13, registered in the register of entrepreneurs under number KRS 0000029899, Netia Telekom S.A. with its registered office in Warsaw, ul. Poleczki 13, registered in the register of entrepreneurs under number KRS 0000042425 (hereinafter jointly referred to as the "GUARANTORS"), BV I and the Trustee, the Guarantors granted the Trustee an absolute, unconditional, joint and several and irrevocable guarantee of due and punctual payment of the principal, premium and interest under the New Notes as well as any other cash obligations, including the Additional Amounts defined in the Indenture, and the timely and appropriate performance of all other obligations of BV I with respect to the Trustee (the "GUARANTEE").

Any and all payment obligations, which pursuant to the Indenture are or may become in the future due and payable by the Guarantors to the Trustee under the Guarantee will be jointly referred to as the "SECURED RECEIVABLES".

Netia Holdings and Deutsche Asset Management S.A., a joint stock company incorporated under the laws of Poland, with registered office in Warsaw, ("DEUTSCHE ASSET MANAGEMENT") executed a Securities Management Agreement, dated 1 August 2002 (hereinafter the "SECURITIES MANAGEMENT AGREEMENT").

Deutsche Asset Management, acting as a proxy of Netia Holdings, and Deutsche Bank executed a bank account agreement dated 9 August, 2002 (the "BANK ACCOUNT AGREEMENT"), pursuant to which Deutsche Bank has opened and maintains for Netia


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Holdings a bank account No. 18800009-1101293 containing a sub-account in EURO and a sub-account in USD (the "BANK ACCOUNT").

Deutsche Asset Management, acting as a proxy of Netia Holdings, and Deutsche Bank executed a deposit services and investment account agreement dated 5 August, 2002 (the "INVESTMENT ACCOUNT AGREEMENT"), pursuant to which Deutsche Bank has opened and maintains for Netia Holdings an investment account No. 10570000 (the "INVESTMENT ACCOUNT").

Netia Holdings has rights to the following securities:

          (i) two certificates of deposit issued by Deutsche Bank AG, with nominal value of 1,000,000 USD each, maturity date 19 February 2003 r., aggregate redemption value of 2,006,491.11 USD (ISIN XS0158541465);

          (ii) five certificates of deposit issued by Deutsche Bank AG, with nominal value of 1,000,000 EURO each, maturity date 20 February 2003 r., aggregate redemption value of 5,308,205.58 EURO (ISIN XS0158525427); and

          (iii) seven certificates of deposit issued by Deutsche Bank AG, with nominal value of 1,000,000 USD each, and one certificate of deposit issued by Deutsche Bank AG, with nominal value of 2.500 USD, maturity date 20 February 2003 r., aggregate redemption value 7.272.595,82 USD (ISIN XS0158894625).

               The certificates of deposit referred to in sub-points (i), (ii) and (iii) (the "SECURITIES") have been deposited on the Investment Account.

The Trustee has opened an escrow account in ING Bank Slaski S.A., No. 18000005-62629-999 (the "TRUSTEE'S ACCOUNT").

In order to secure the Secured Receivables, Netia Holdings, Deutsche Bank and the Trustee have agreed to enter into this Agreement.


NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, the terms listed below written in upper case have the following meaning:

     a) "Assigned Rights"
                                             Means any and all Netia Holdings'
                                             existing and future rights
                                             resulting from the Bank Account
                                             Agreement and the Investment
                                             Account Agreement.

     b) "Bank Account"                       Has the meaning as provided in item
                                             (E) of the Recitals.

     c) "Bank Account Agreement"             Has the meaning as provided in item
                                             (E) of the Recitals.


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     d) "Business Day"                       Means a day (other than Saturday or
                                             Sunday) on which commercial banks
                                             are open for transactions of
                                             general business (including
                                             dealings in foreign exchange and
                                             foreign currency deposits) in
                                             London, the United Kingdom, and in
                                             Warsaw, Poland.

     e) "BV I"                               Has the meaning as provided in item
                                             (A) of the Recitals.

     f) "Security Assignment of Rights"      Has the meaning given to it in
                                             Section 2.1 of this Agreement.

     g) "Deutsche Asset Management"          Has the meaning as provided in item
                                             (D) of the Recitals.

     h) "Encumbrance"                        Means any pledge, registered
                                             pledge, privilege, priority,
                                             assignment, lien, interim
                                             injunction, security transfer, or
                                             any other security interest of any
                                             kind under any laws, or any other
                                             agreement or arrangement under any
                                             laws having the effect of
                                             conferring any security of any
                                             kind, or any rights upon or any
                                             preferential arrangement with
                                             respect to, any right constituting
                                             the Assigned Rights or any rights
                                             attached thereto.

     i) "Trustee's Account"                  Has the meaning as provided in item
                                             (H) of the Recitals.

     j) "Guarantee"                          Has the meaning given in Recital
                                             (B) of the Preamble.

     k) "Guarantor"                          Has the meaning given in Recital
                                             (B) of the Preamble.

     l) "Indenture"                          Has the meaning given in Recital
                                             (B) of the Preamble.

     m) "Investment Account"                 Has the meaning as provided in item
                                             (F) of the Recitals.

     n) "Investment Account Agreement"       Has the meaning as provided in item
                                             (F) of the Recitals.

     o) "Notice"                             Has the meaning given in Section
                                             7.1 of this Agreement.

     p) "Re-Transfer Notice"                 Has the meaning given in Section
                                             2.7 of this Agreement.

"SECURED RECEIVABLES"                        Has the meaning as provided in item
                                             (C) of the Recitals.

     q) "Securities"                         Has the meaning as provided in item
                                             (G) of the Recitals


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"SECURITIES MANAGEMENT AGREEMENT"            Has the meaning as provided in item
                                             (D) of the Recitals.


1.2 Save where the context otherwise requires, any word in this Agreement imparting the singular shall include the plural and vice versa.



2.   SECURITY ASSIGNMENT OF RIGHTS

In order to secure the payment of the Secured Receivables, Netia Holdings hereby assigns, subject to the provisions of Section 2.7 below, to the Trustee the Assigned Rights free from any and all Encumbrances of any kind (the "SECURITY ASSIGNMENT OF RIGHTS").

The Trustee hereby accepts the Security Assignment of Rights.

Notwithstanding the provisions of Section 2.1 Deutsche Bank is entitled to set-off from the Bank Account all fees and commissions due for maintaining the Bank Account and performing the exchange referred to in Section 2.4.

The Trustee and Netia Holdings unconditionally and irrevocably instruct Deutsche Bank to:

exchange the amount which will be transferred to the Bank Account in American dollars as the result of the redemption of the Securities, into EURO not later than one Business Day after agreeing with Netia Holdings the exchange rate and transfer such exchanged amount to the Trustee's Account not later than one business day after the exchange took place, and transfer the amount which will credited to the Bank Account in EURO as the result of the redemption of the Securities, to the Trustee's Account not later than one Business Day after the receipt of such amount.


           Netia Holdings undertakes to determine with Deutsche Bank the exchange rate for each amount expressed in American dollars, which will be credited to the Bank Account, within three Business Days from the day that amount was credited to that account.

Deutsche Bank hereby represents and warrants that it has not received any instructions related to the Bank Account and the Investment Account, except for the instructions referred to in Section 2.4.

Deutsche Bank hereby acknowledges the Security Assignment of Rights and obliges itself irrevocably and unconditionally:

to execute the instructions referred to in Section 2.4 above,

not to execute any other instructions, except for the instructions referred to in Section 2.4.

Upon the transfer of the amounts referred to in Section 2.4 (ii) above to the Trustee's Account, the Trustee and Netia Holdings will execute and will deliver to Linklaters T. Komosa i Wspolnicy Spolka Komandytowa with its seat in Warsaw ("LINKLATERS") a statement in the form determined in the attachment to this Agreement (the "RE-TRANSFER NOTICE") and Linklaters will inform Deutsche Bank in


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writing about the execution of the Re-Transfer Notice by persons authorised to make acts of will on behalf of Netia and on behalf of the Trustee. The transfer of the Assigned Rights will take place after the execution by The Trustee and Netia Holdings of the Re-Transfer Notice.

Netia Holdings hereby irrevocably and unconditionally revokes any and all instructions which have been made by Netia Holdings and Deutsche Asset Management acting on behalf of Netia, except for the instructions referred to in
Section 2.4 and Deutsche Bank hereby acknowledges revocation of these instructions. Netia Holdings is obliged, within one Business Day from the execution of this Agreement, to notify Deutsche Asset Management about the assignment of the Assigned Rights and about the revocation of the instructions mentioned in the previous sentence. Netia Holdings undertakes to redress any damage the Trustee may suffer in the event the relevant court declares this Agreement ineffective in relation to Deutsche Asset Management.



3.   REPRESENTATIONS AND WARRANTIES OF NETIA HOLDINGS

     Netia Holdings hereby represents and warrants to the Trustee that, subject to the provisions of the Securities Management Agreement, on the day of entering into this Agreement:

     2) ORGANISATION OF NETIA HOLDINGS. Netia Holdings is a company duly incorporated and validly existing under the laws of Poland. (i) INVESTMENT ACCOUNT AND BANK ACCOUNT. Netia Holdings is a lawful beneficiary of the rights to the Investment Account and the Bank Account.

OWNERSHIP OF THE ASSIGNED RIGHTS. Netia Holdings has the exclusive right to the Bank Account and the Investment Account.

NO ENCUMBRANCES OR LIMITATIONS TO TRANSFER. The Assigned Rights are free and clear of any Encumbrances and any other third party rights. The Assigned Rights are freely transferable.

NETIA HOLDINGS' STATUTE. Netia Holdings' Statute does not contain any provisions that might have an adverse effect on the Trustee's ability to exercise its rights resulting from this Agreement.

AUTHORISATION TO ENTER INTO THIS AGREEMENT. Netia Holdings is fully authorised to enter into and perform this Agreement, and has taken all actions necessary to enter into and perform this Agreement, in particular, Netia Holdings has obtained all necessary permits and consents required to enter into and perform its obligations under this Agreement, including without limitations, to carry out the Security Assignment of Rights.

BINDING OBLIGATIONS. The obligations of the Netia Holdings described in this Agreement are legally binding, valid and enforceable against it.

NON-CONFLICT. Entering into and performance of this Agreement by Netia Holdings does not and shall not contravene or constitute a default in any extent under:


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     (a)  any provision of law or other regulations by which Netia Holdings is bound; and

     (b) any agreement to which Netia Holdings is a party or by which Netia Holdings is otherwise bound.

INSOLVENT DEBTORS REGISTER. Netia Holdings has not been registered as an insolvent debtor in the National Court Register.

VALUE OF SECURITIES AND CORRECTNESS OF DATA. The data contained in the Recital G, in particular the data regarding the number of the Securities, the maturity dates and their redemption values, are correct.

4.   REPRESENTATIONS AND WARRANTIES OF DEUTSCHE BANK

     Deutsche Bank hereby represents and warrants to the Trustee that, to the best of Deutsche Bank's knowledge, on the day of entering into this Agreement Netia Holdings is entitled to the rights under the Bank Account Agreement and the Investment Account Agreement.

5.   COSTS

     All expenses incurred by the Trustee or Deutsche Bank in connection with the execution and performance of this Agreement shall be borne by Netia Holdings.

6.   TERM OF THE AGREEMENT

     This Agreement shall terminate upon the re-transfer of the Assigned Rights according to Section 2.7.

7.   MISCELLANEOUS

Notices
           All notifications, requests, demands, approvals, consents, waivers or other communication required or permitted hereunder (each, a "NOTICE") shall be in writing and shall be delivered by registered mail (return receipt requested) or by courier, postage and charges prepaid:
                     if to Netia Holdings:

                    Attention:
                    Telecopy number
                    Phone:


                    Copy to:
                    Weil, Gotshal & Manges - Pawel Rymarz Spolka Komandytowa Warsaw Financial Center ul. E. Plater 53, 20th Floor
                    00-113 Warsaw, Poland
                    Attention: Pawel Rymarz, Artur Zawadowski
                    Telecopy number: +48 22 339 4001
                    Phone: +48 22 339 4000


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if to Deutsche Bank:

          Attention: Katarzyna Lopuszynska, Elzbieta Gutkiewicz

          Telecopy number :

          Phone:




          Copy to:

if to the Trustee:

          The Bank of New York, London Branch
          48th Floor, One Canada Square
          London E14 5AL
          United Kingdom
          Attention: Paul Pereira, AVP, Corporate Trust Administration Telecopy number: 44 20 7964 6061/6399
          Phone: 44 20 7964 7495
          Email: ppereira@bankofny.com


          Linklaters T. Komosa i Wspolnicy Spolka komandytowa ul. Sienna 39
          00-121 Warsaw, Poland
          Attention: Patrick Bell, Marek Grzybowski

          Cadwalader, Wickersham & Taft
          265 Strand, London WC2R 1BH, England
          DX: 238 Chancery Lane
          Attention: Richard L. Nevins, Justin Bickle

          Wardynski, Wiercinski, Sledzinski, Szczepinski, Lachert i Wspolnicy sp.j.
          Aleje Ujazdowskie 12
          00-471 Warsaw, Poland
          Attention: Andrzej Wiercinski

          Allen & Overy, A. Siemiatkowski Spolka komandytowa ul. Zelazna 28/30
          Sienna Center
          00-832 Warsaw, Poland
          Attention: Jacek Jonak, Piotr Lesinski


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           or, in each case, to such other address and numbers as may have been furnished in a Notice by such Party to the other Party. Any Notice shall be deemed effective or given upon receipt (or refusal of receipt).

Severability

     Should any Section or any part of a Section of this Agreement be rendered ineffective, invalid or unenforceable by any court of any jurisdiction for any reason, such invalidity, ineffectiveness or unenforceability shall not affect the validity, effectiveness, or enforceability of any other Section or part of a Section of this Agreement.

Governing law

     This Agreement shall be governed by and construed in accordance with the laws of Poland.

Dispute resolution

     Any disputes arising in connection with the execution of this Agreement shall be resolved by the Arbitration Tribunal at the Association of Polish Banks. Such disputes shall be resolved by three judges in accordance with the Tribunal's Rules of Procedure.

Headings and references

     Headings contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

Amendments

     This Agreement may be amended only by a written annex signed by all Parties, otherwise being null and void.

Further assurance

     Each Party shall co-operate and take such actions as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Counterparts and language versions

     This Agreement has been executed in 3 counterparts in Polish and 3 counterparts in English. The Parties agree that if for any reason any inconsistency exists between the English and Polish versions, the Polish version shall prevail.


IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto by the signatures of their fully authorised representatives.



                     NETIA HOLDINGS:


                     By: /S/ AVRAHAM HOCHMAN
                        --------------------------
                     Full name: Avraham Hochman
                     Title: Chief Financial Officer


                     BY: /S/ EWA DON-SIEMION
                     -------------------------------
                     Full name: Ewa Don-Siemion
                     Title: Vice President, Legal



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                     Deutsche Bank:


                     By: /S/ KRZYSZTOF KALICKI
                     -----------------------------------------
                     Full name: Krzysztof Kalicki
                     Title: President of the Management Board


                     By: /S/ PIOTR ZACZEK
                     -----------------------------------------
                     Full name: Piotr Zaczek
                     Title: Commercial Proxy



                     TRUSTEE:


                     By: /S/ PAUL PEREIRA
                        ------------------------------
                     Full name: Paul Pereira
                     Title: Assistant Vice President


                     By: ____________________________

                     Full name: ______________________

                     Title: __________________________





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                                    EXHIBIT 1

                           Form of Re-Transfer Notice

 To: Deutsche Bank Polska S.A. (ff)

                               RE-TRANSFER NOTICE
                             made on [...], 2003 r.

The Bank of New York, London Branch (the "TRUSTEE") and Netia Holdings S.A. ("NETIA") hereby refer to Section 2.7 of the Agreement on Security Assignment of Rights dated 23rd December, 2002 between Netia Holdings, Deutsche Bank Polska S.A. and the Trustee (the "SECURITY ASSIGNMENT AGREEMENT") and state that in connection with the payment to the Trustee's Account of the amounts referred to in Section 2.4 of the Security Assignment Agreement, the Trustee hereby re-transfer to Netia Holdings the Assigned Rights free from any Encumbrances, save for the Encumbrances resulting from the Securities Management Agreement, and Netia Holdings accepts such transfer.

This Re-Transfer Notice shall be governed by Polish law.

This Re-Transfer Notice was prepared in Polish and English in three copies for each language version. In case of discrepancies between these language versions, the Polish version shall prevail.

The terms not defined herein shall have the meaning ascribed to them in the Security Assignment Agreement.




                     By: ____________________________


                     Full name: ______________________


                     Title: __________________________


                     By: ____________________________


                     Full name: ______________________


Title: __________________________



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                     By: ____________________________


                     Full name: ______________________


                     Title: __________________________


                     By: ____________________________


                     Full name: ______________________

       Title: __________________________



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